Sigma Labs, Inc. Receives FINRA Approval for Name Change and Forward Split

SANTA FE, N.M., Oct. 14 /PRNewswire-FirstCall/ -- Sigma Labs Inc. (OTC Bulletin Board: SGLB). Sigma Labs Inc., (formally Framewaves, Inc.) today announced that it has received FINRA approval to (i) change the name of the company from Framewaves, Inc. to Sigma Labs, Inc.; and (ii) forward split the Company's common stock on a 150 -1 basis (payable upon surrender by shareholders of their old, pre-split certificates).

The approval of the forward split can be viewed on the www.OTCBB.com Daily List. This corporate action will take effect at the open of business October 14, 2010.

Mark Cola, the President of Sigma Labs, stated that "We look forward to informing our shareholders of additional information concerning new company developments."

Sigma Labs recently completed the acquisition of B6 Sigma, Inc. B6 Sigma is comprised of leading scientists and engineers out of the Los Alamos National Laboratory, with over 50 years of combined experience.  B6 Sigma Management has previously done business with Fortune 50 defense and aerospace firms, USAF, US Army and other major organizations. B6 Sigma currently has a number of ongoing contracts with both the military and private industry.  All members of the top management group have high level security clearances. B6 Sigma intends to pursue agreements to aggressively commercialize and develop advanced sensing, software, materials technologies and other unique manufacturing processes for the defense, aerospace, and general industries.  For more information please visit our website at www.sigmalabsinc.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will."  Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements.  Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission, including our Report on Form 8-K that was filed in connection with the transaction we recently completed with B6 Sigma.  The forward-looking statements in this news release are made only as of the date of this news release.  We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Mark Cola, President of Sigma Labs, Inc., +1-505-438-2576